EXHIBIT 32

The undersigned Chairman and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Sec. 1350, that:

(1)	the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Date: May 5, 2004

/s/ REUBEN MARK

Reuben Mark Chairman and Chief Executive Officer

/s/ STEPHEN C. PATRICK

Stephen C. Patrick Chief Financial Officer